As filed with the Securities and Exchange Commission on July 24, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONOR MEDSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3350973
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1003 Hamilton Court

Menlo Park, CA 94025

(650) 614-4100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

FRANK LITVACK, M.D.

Chairman and Chief Executive Officer

Conor Medsystems, Inc.

1003 Hamilton Court

Menlo Park, CA 94025

(650) 614-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

SUZANNE SAWOCHKA HOOPER, ESQ.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value per share	(1)	(1)	(1)	$0	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number or amount of common stock is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees.

PROSPECTUS

Common Stock

From time to time, we and certain selling stockholders may offer and sell shares of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.

We and any selling stockholders may offer and sell common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock trades on the Nasdaq Global Market under the symbol “CONR.”

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “ Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using the “shelf” registration process. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the common stock.

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

We urge you to read carefully both this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before deciding whether to invest in any of the securities being offered.

References in this prospectus to “Conor Medsystems,” “we,” “us” and “our” refer to Conor Medsystems, Inc., a Delaware corporation, and its subsidiaries. Our principal executive offices are located at 1003 Hamilton Court, Menlo Park, California 94025, and our telephone number is (650) 614-4100. Our website address is http://www.conormed.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Forward-looking statements include, but are not limited to, statements about:

•	our expectations with respect to commercialization;

•	our expectations with respect to the legal proceedings we are involved in;

•	our expectations with respect to regulatory submissions and approvals and our clinical trials;

•	our expectations with respect to our intellectual property position; and

•	our estimates regarding our capital requirements and our need for additional financing.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in any applicable prospectus supplements and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully both this prospectus and any applicable prospectus supplements, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, which may include funding commercialization of our CoStar® stent, product development and related clinical trials, product manufacturing, research and development, preparation and filing of premarket approval applications and other marketing approval applications, increasing our working capital, funding potential acquisitions of or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing, investment-grade securities.

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DESCRIPTION OF CAPITAL STOCK

We may issue shares of our common stock from time to time, in one or more offerings. We will set forth in the applicable prospectus supplement a description of the terms of the offering of common stock, the offering price, the net proceeds to us and other offering material relating to such offering.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by our counsel, Cooley Godward LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005 and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements, schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Conor Medsystems. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0-51066):

•	our current report on Form 8-K filed with the SEC on January 31, 2006;

•	our current report on Form 8-K filed with the SEC on February 10, 2006;

•	our current report on Form 8-K filed with the SEC on February 15, 2006 (except for the information furnished under Item 2.02 or any related exhibit);

•	our current report on Form 8-K/A filed with the SEC on February 15, 2006;

•	our current report on Form 8-K filed with the SEC on February 17, 2006;

•	our current report on Form 8-K filed with the SEC on February 27, 2006;

•	our annual report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 16, 2006 (the “2005 10-K”);

•	the information specifically incorporated by reference into our 2005 Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2006;

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•	our current report on Form 8-K filed with the SEC on May 1, 2006 (except for the information furnished under Item 2.02 or any related exhibit);

•	our current report on Form 8-K filed with the SEC on May 5, 2006;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 10, 2006;

•	our current report on Form 8-K filed with the SEC on July 24, 2006 (except for the information furnished under Item 2.02 or any related exhibits); and

•	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on December 9, 2004, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Investor Relations, Conor Medsystems, Inc., 1003 Hamilton Court, Menlo Park, CA 94025, telephone: (650) 614-4100.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Nasdaq Global Market listing fee		45,000
NASD filing fee		75,500
Accounting fees and expenses		150,000
Legal fees and expenses		200,000
Transfer Agent fees and expenses		5,000
Printing and miscellaneous expenses		124,500

Total		$600,000

*	In accordance with Rule 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

Item 15. Indemnification of Directors and Officers.

The registrant’s amended and restated certificate of incorporation provides that a director will not be personally liable to the registrant or to its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of Delaware General Corporation Law.

As permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that (i) the registrant is required to indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the registrant may, in its discretion, indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the registrant is required to advance all expenses incurred by its directors and officers in connection with certain legal proceedings, (iv) the rights conferred in the bylaws are not exclusive, and (v) the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The registrant has entered into agreements with its directors and officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements, and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliates. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The underwriting agreement that the registrant might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of the registrant, its directors, its officers who sign the registration statement and its controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933, as amended.

The registrant maintains a directors’ and officers’ insurance and registrant reimbursement policy. The policy (i) insures directors and officers against losses for which the registrant does not indemnify and which losses arise from certain wrongful acts in the indemnified parties’ capacities as directors and officers and (ii) reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to the offering of the securities being registered.

The Amended and Restated Investor Rights Agreement between the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such investors. In addition, the registrant executed a letter agreement with John F. Shanley, an executive officer and a member of the registrant’s board of directors, which provides for indemnification by the registrant of Mr. Shanley against certain losses, claims, damages or liabilities to which Mr. Shanley may become subject as the selling stockholder in the registrant’s initial public offering.

The indemnification provisions noted above may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

Exhibit Number	Description of the Document
1.1	Form of Underwriting Agreement(1)

3.1	Amended and Restated Certificate of Incorporation(2)

3.2	Amended and Restated Bylaws(3)

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Form of Common Stock Certificate(4)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference, if applicable.
(2)	Filed as the like numbered Exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-50461) filed on March 16, 2006.
(3)	Filed as Exhibit 3.6 to the Registrant’s registration statement on Form S-1 (No. 333-119174), filed with the SEC on September 22, 2004, as amended, and incorporated herein by reference.
(4)	Filed as the like numbered Exhibit to the Registrant’s registration statement on Form S-1 (No. 333-119174), filed with the SEC on September 22, 2004, as amended, and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on July 24, 2006.

CONOR MEDSYSTEMS, INC.

By:	/s/ FRANK LITVACK, M.D.
Frank Litvack, M.D. Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Litvack, M.D. and Michael Boennighausen, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK LITVACK, M.D. Frank Litvack, M.D.	Chairman and Chief Executive Officer (Principal Executive Officer)	July 24, 2006

/s/ MICHAEL BOENNIGHAUSEN Michael Boennighausen	Vice President, Finance and Administration and Chief Financial Officer (Principal Accounting and Financial Officer)	July 24, 2006

/s/ DAVID M. CLAPPER David M. Clapper	Director	July 24, 2006

/s/ JOHN H. FRIEDMAN John H. Friedman	Director	July 24, 2006

/s/ JOHN F. SHANLEY John F. Shanley	Director	July 24, 2006

/s/ STEVEN B. GERBER Steven B. Gerber	Director	July 24, 2006

/s/ DAVID B. MUSKET David B. Musket	Director	July 24, 2006

/s/ CARL SIMPSON Carl Simpson	Director	July 24, 2006

EXHIBIT INDEX

Exhibit Number	Description of the Document
1.1	Form of Underwriting Agreement(1)

3.1	Amended and Restated Certificate of Incorporation(2)

3.2	Amended and Restated Bylaws(3)

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Form of Common Stock Certificate(4)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference, if applicable.
(2)	Filed as the like numbered Exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-50461) filed on March 16, 2006.
(3)	Filed as Exhibit 3.6 to the Registrant’s registration statement on Form S-1 (No. 333-119174), filed with the SEC on September 22, 2004, as amended, and incorporated herein by reference.
(4)	Filed as the like numbered Exhibit to the Registrant’s registration statement on Form S-1 (No. 333-119174), filed with the SEC on September 22, 2004, as amended, and incorporated herein by reference.